UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 2, 2022

MODULAR MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41277	87-0620495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16772 W. Bernardo Drive, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 800-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	MODD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 2, 2022, Modular Medical, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Sio Capital Management, an institutional investor (the “Investor”), pursuant to which the Company agreed to sell, in a registered direct offering (the “Registered Offering”), an aggregate of 449,438 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price per Share of $4.45 and pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 1,348,314 shares of Common Stock at a purchase price per Pre-Funded Warrant of $4.44. The Pre-Funded Warrants will be exercisable immediately on the date of issuance at an exercise price of $0.01 per share and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

In a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”) under the Purchase Agreement, the Company issued to the Investor warrants (the “Private Placement Warrants”) to purchase an aggregate of 1,438,202 shares of Common Stock at an exercise price of $6.60 per share. The Private Placement Warrants will be exercisable six months from date of issuance and have a five-year term.

The Investor (together with its affiliates) will not be able to exercise any portion of the Pre-Funded Warrants or Private Placement Warrants to the extent that the Investor would own more than 9.99% of the Company’s outstanding Common Stock immediately after exercise. Pursuant to the terms of the Purchase Agreement, the Company agreed to cause a registration statement on Form S-1 providing for the resale by holders of shares of its Common Stock issuable upon the exercise of the Private Placement Warrants, to be filed within 30 days of the Offerings.

The closing of the sales of these securities under the Purchase Agreement is expected to occur on or about May 5, 2022, subject to customary closing conditions.

Oppenheimer & Co. Inc. is acting as the sole placement agent (the “Placement Agent”) for the Company, on a “reasonable best efforts” basis, in connection with the Offerings. The Placement Agent will be entitled to a cash fee of 6.0% of the aggregate gross proceeds of the Registered Offering and the reimbursement of certain out-of-pocket expenses up to $75,000.

The net proceeds to the Company from the Registered Offering, after deducting the Placement Agent’s fees and expenses but before paying the Company’s estimated offering expenses, are expected to be approximately $7.4 million. The Company intends to use the net proceeds from the Registered Offering for general corporate purposes and working capital.

Pursuant to the Purchase Agreement, except with respect to certain exempt issuances, the Company is prohibited from issuing common stock or common stock equivalents for 90 days after the closing and from engaging in certain variable rate transactions for a period of six months from the closing.

The Shares and Pre-Funded Warrants were offered and sold by the Company pursuant to a prospectus supplement which was filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2022, under the Company’s shelf registration statement on Form S-3 (File No. 333-264193), which was declared effective by the SEC on April 19, 2022.

The forms of the Pre-Funded Warrant, the Private Placement Warrant and the Purchase Agreement are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

The legal opinion and consent of Lucosky Brookman LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The shares of common stock underlying the Private Placement Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investor had the necessary investment intent, as required by Section 4(a)(2) of the Securities Act since the Investor agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 8.01.	Other Events.

On May 3, 2022, the Company issued a press release announcing the Offerings. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Private Placement Warrant
5.1	Opinion of Lucosky Brookman LLP
10.1	Form of Securities Purchase Agreement
99.1	Press Release, dated May 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODULAR MEDICAL, INC.

Date: May 5, 2022	By:	/s/ James Besser
James Besser
Chief Executive Officer